As filed with the Securities and Exchange Commission on January 5, 2012
Registration No. 333-33103

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________

Post-Effective Amendment No. 1 to
FORM S-8
Registration Statement
under the Securities Act of 1933

___________

PARK BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4082530 (I.R.S. Employer Identification No.)

5400 S. Pulaski Road
Chicago, Illinois 60632
(Address, including zip code of registrant’s principal executive offices)
___________

PARK BANCORP, INC.

1997 STOCK-BASED INCENTIVE PLAN

(Full title of the plan)
___________
Victor E. Caputo
Treasurer and Chief Financial Officer
Park Bancorp, Inc.
5400 S. Pulaski Road
Chicago, Illinois 60632
(773) 582-8616
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jennifer Durham King, Esq.
Vedder Price P.C.
222 North LaSalle Street
Chicago, Illinois  60601
(312) 609-7500

___________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT

Deregistration of Securities

In connection with the anticipated filing by Park Bancorp, Inc. (the “Registrant”) of a Form 15 to suspend its duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8, which was filed with the Securities and Exchange Commission on August 7, 1998 (File No. 333-33103) (the “Registration Statement”), to deregister all shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), covered by the Registration Statement that remain unsold under the Park Bancorp, Inc. 1997 Stock-Based Incentive Plan as of the date hereof.  A total of 378,201 shares of Common Stock were registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 5, 2012.

PARK BANCORP, INC. By: /s/Victor E. Caputo______________________ Victor E. Caputo Treasurer and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David A. Remijas and Victor E. Caputo, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign any and all amendments to Registration Statement No. 333-33103 (including any post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/Paul Shukis _____ Paul Shukis	Chairman of the Board	January 5, 2012
/s/David A. Remijas _____ David A. Remijas	President, Chief Executive Officer and Director (principal executive officer)	January 5, 2012
/s/Victor E. Caputo _ Victor E. Caputo	Treasurer, Chief Financial Officer and Director (principal financial and accounting officer)	January 5, 2012
/s/Richard J. Remijas, Jr.________________ Richard J. Remijas, Jr.	Executive Vice President, Chief Operating Officer and Director	January 5, 2012
/s/Robert W. Krug Robert W. Krug	Director	January 5, 2012
/s/John J. Murphy John J. Murphy	Director	January 5, 2012
/s/Victor H. Reyes __ Victor H. Reyes	Director	January 5, 2012